CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

Shengdatech

May 7, 2007
9:00 a.m. EDT

Coordinator
Good day, ladies and gentlemen and welcome to the ShengdaTech First Quarter Earnings conference call. My name is Gina and I will be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session toward the end of today’s conference. As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today’s call, Leslie Richardson. You may proceed, ma’am.

L. Richardson
Good morning, ladies and gentlemen and good evening to those of you joining us from China. I am Leslie Richardson from CCG Elite, the company’s investor relations firm. Welcome to ShengdaTech’s First Quarter 2007 conference call. With us today are Xiangzhi Chen, ShengdaTech’s Chief Executive Officer and Anhui Guo, the Chief Financial Officer joining us from China. Also joining us is Crocker Coulson, President of CCG Elite, the company’s investor relations firm. CCG Elite’s Mabel Zhang will be providing translation for your questions and answers.

I’d like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Act of 1995.

Actual results may differ from those discussed today due to various risks including, but not limited to such factors as unanticipated changes in product demand, especially in the tire and PVC industry, pricing and demand trends for the company’s chemical products, the ability to attract new customers, ability to increase its product applications and other information detailed from time-to-time in the company’s filing and future filings with the United States Securities and Exchange Commission.

Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. In addition, any projections as to the company’s future performance represent management’s estimates as of today, May 7, 2007. ShengdaTech assumes no obligation to update these projections in the future as the market conditions change.

For those of you unable to listen to the entire call at this time, a recording will be available via a Webcast for 90 days. The Webcast link is available in the press release we issued earlier today. Now, I will turn the call over to Crocker Coulson who will provide the management’s discussion section on behalf of ShengdaTech’s Chairman and CEO, Mr. Xiangzhi Chen.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

C. Coulson
Thanks a lot, Leslie. Welcome, everybody and thanks for joining ShengdaTech’s First Quarter 2007 conference call. We’re very happy to report that we started off 2007 with continued strength in the company’s NPCC business as the new … factory in Xi’an is running at 100% of capacity and our original factory in Shandong is running slightly above the design full capacity. Demand for our chemical products remains very solid with a stable contribution to profitability and cash flows during the quarter.

Revenue for the first quarter of 2007 was $22.2 million, up 36% from revenue in the first quarter of 2006. Gross profit increased 69% during the first quarter to $7 million. Gross margins continued to expand due to the higher contribution of our NPCC products and our strong cost advantage at our new Xi’an facility, coming in at 31% of revenues compared to 25% in the first quarter of 2006.

Net income grew by 55% to $5.4 million over the first quarter of 2006. Net income in the first quarter of 2007 was impacted by the end of the tax holiday on the original NPCC factory, which resulted in an effective tax rate of 16.5% on income generated from that facility.

Fully diluted earnings per share for the first quarter of 2007 were $0.10 compared to $0.08 in the first quarter of 2008. Over that same period, diluted shares increased from $45.1 million to $54.1 million as a result of the equity offering we completed in March of 2006.

Our results for the first quarter reaffirm our continued strength in the NPCC market as our current customers remain committed to our products and we continue to generate interest from new customers for new applications. ShengdaTech continues to be the dominant supplier of NPCC to China’s tire and PVC industries. We expect both these markets to continue to grow due to the continued robust growth of China’s automobile and building sectors and wider recognition of the benefits from using our NPCC as an advanced functional filler.

Q1 results also benefited from strong growth in other markets, including adhesives and latex. Our analysis shows that the market size for these two segments alone is about 110,000 metric tons for 2007. We expect adhesives and latex will generate about 10,000 metric tons of sales for 2007 for ShengdaTech, capturing about 9% of the market this year.

We have a three-part growth strategy to continue to grow our high-margin NPCC business, with a goal of becoming the dominant supplier of NPCC in China and eventually on a global basis. First, we’re leveraging the product’s superiority and cost efficiencies from our breakthrough member diffusion manufacturing process to expand our market share in our served segments.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

I’m pleased to report that we continue to expand our share and remain sold out on the 60,000 metric tons of capacity we added in Xi’an in late 2006. We are on track to bring the next 40,000 metric tons of NPCC capacity online in June of 2007, which should be fully scaled up by November of this year, and we plan to add an additional 60,000 metric tons of NPCC capacity by the end of 2007. Once at full utilization and at current pricing, this additional 100,000 metric tons of net NPCC capacity more than doubles our production capability and is equivalent to approximately $37 million in potential additional revenues to ShengdaTech.

As we’ve been building our business and leadership position in the NPCC market, we’ve taken careful consideration to our pricing policy. During the first quarter of 2007, our average selling price for NPCC remained at $460 per metric ton, or $380 per metric ton after the 17% value-added tax or VAT. Due to our efficient use of energy and raw materials and our proximity to high-grade low-cost supply of limestone, our new NPCC facility is able to generate gross margins of up to 44% compared to gross margins from our original facility which are closer to 35% on average.

In order to continue to consolidate our market share, we plan to begin adjusting our NPCC average selling prices in the second quarter. Given the strong cost efficiencies in our Xi’an facility, we have the ability to offer lower price to our customers without compromising our blended gross margin.

Second, ShengdaTech is actively working to expand the range of applications for NPCC in our existing markets and open up new markets through a close collaboration with potential customers. Even as we continue to see increasing orders from our current customers, we’re constantly working to expand the applications of NPCC by deepening our penetration in the current markets and widening the applications to include new markets.

Currently, we see attractive opportunities to widen our application in plastics to include polyethylene and propylene. Both are very popular plastics used in common everyday items and demand in China for plastic additives has been growing at 13.7% over the past decade according to the Asian Market Information and Development Company, a market research firm that covers this industry.

We will continue to work on developing in new NPCC applications at our new research and development center, which opened in March of this year. In the following two years, we may add new applications in areas such as papermaking, automobile paint, silicon adhesive and pharmaceuticals.

The third part of our growth strategy is to develop overseas markets for NPCC. While we believe that there is more than ample demand in China to support our growth over the next several years, overseas markets can provide another avenue for expansion and may be able to support higher margins in the future.

During the first quarter, we made progress in security orders from customers in both East and South Asian countries and expect to start preliminary sales to Singapore, Thailand and South Korea at the end of the second quarter. While these relationships are still in their initial stages, we feel this is a significant step in expanding our geographic presence outside of China in building our reputation as an internationally competitive company.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

Now, I’d like to touch briefly on our chemical business, which is our legacy business and a consistent source of cash for the company. We continue to see solid demand for our chemical products, with sales of liquid ammonia showing the strongest growth in the first quarter from a year ago. Overall, the trend for average selling prices of our chemicals remains steady, although in the short-term we may experience slight fluctuations.

In April, we made a modest investment of $420,000 to install some new state of the art equipment that will improve the energy efficiency and reduce the use of raw materials in the preliminary production for our coal-based products. To accomplish this, we shut down production for 15 days, which will have a one-time impact on the revenues generated from the chemicals segment in the second quarter. However, we expect the use of the new equipment will improve our profitability and competitiveness in this segment going forward.

Now it’s my pleasure to turn the call over to Leslie Richardson who’s going to discuss the first quarter financials in greater detail. I’ll then have some closing remarks on behalf of Mr. Chen when she’s done and then we’re going to open up the call to your questions.

L. Richardson
Our revenues for the first quarter of 2007 increased to $22.2 million, up 36% from $16.3 million in the same quarter 2006. Revenue for the first quarter declined 4.3% from $23.2 million in the fourth quarter of 2006 due to a combination of eight less shipping days for the NPCC as a result of the NPCC factory closure for the Chinese New Year in February and fluctuation of exchange rate.

On a revenue-per-day comparison, we generated $15,255 more per day, or 6.1% more than we did on a daily basis in the fourth quarter 2006. Our product mix for the first quarter remained the same as in the fourth quarter 2006 with the chemical segment generated 59.5% of revenue and the NPCC segment generating the balance of 40.5% revenue. This compares with a product mix from our same period a year ago in which 75% of the revenue was generated from our chemical segment and 25% of the revenue generated from the NPCC segment.

NPCC revenues were $9 million for the first quarter of 2007, up 140% from the first quarter 2006 of $3.7 million. The sizeable increase in year-over-year is due to the contribution of the new Xi’an NPCC facility. NPCC factories operated at slightly above design capacity during the quarter. NPCC for the production of tires and PVC remains the largest contributor to revenue at 48.9% and 34.9% of total NPCC revenue respectively.

The percent of NPCC revenue contributed by the use of NPCC in printing ink, pulp and rubber products, including latex and adhesives was 16.2% in the first quarter 2007. Chemical revenues for Q1 2007 were $13.2 million, up 5.1% from $12.6 million in the first quarter 2006. The increase in chemical revenue is mainly attributed to the strong year-over-year growth in liquid ammonia of 97.6%. Liquid ammonia generated 34.1% of total chemical revenue at $4.5 million, compared to $2.3 million or 17.2% of total chemical revenue in Q1 2006.

Revenue from ammonium bicarbonate represented 28.7% of total chemical revenues, while melamine and methanol represented 16.5% and 20.7% of total chemical revenue, respectively.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

For the quarter, gross profit increased to $7 million, up 69.4% from $4.1 million in the period prior. Gross margin for the quarter was 31.4% compared to 25.3% in the same quarter a year ago. Gross margin was favorably impacted by the increased contribution of NPCC during the first quarter of 2007 compared to the first quarter 2006.

Our selling expenses for the quarter were $484,840, or 2.2% of revenue, compared to $230,590, or 1.4% of revenue in the first quarter 2006. The increase in selling expense is due to the increased sales efforts to develop new customers and applications for NPCC. General and administrative expenses were $472,091, or 2.1% of revenue compared to $539,919, or 3.3% of revenue in the same period a year ago. We are pleased with our ability to control our G&A despite the added cost of being a public company.

Operating income for the first quarter 2007 was $6 million, up 79.8% from $3.3 million in the same period a year ago. Operating margins was 27.1% compared to 20.5% in the first quarter 2006. The increase in operating margin is a result of improved gross margin and reduced operating expense.

Our net income for the quarter was $5.4 million, or 54.8% from net income of $3.5 million in the first quarter 2006 and down 12.1% from net income of $6.1 million in the previous quarter. Net income in this quarter includes a tax provision of $678,763 due to the end of the tax holiday as of December 31, 2006 on net income generated from the original NPCC factory.

Fully diluted earnings per share for the first quarter 2007 were $0.10 compared to fully diluted earnings per share of $0.08 in the first quarter 2006 and $0.11 in the fourth quarter 2006.

Now, turning to the balance sheet. As of March 31, 2007, ShengdaTech had $38.8 million in cash and cash equivalents, no long-term debt and $39.6 million in working capital. Net cash provided by operations as of March 31, 2007 was $4.3 million and Cap ex during the quarter was $4.3 million, which includes advance to suppliers of $3.5 million for deposits on new equipment for the additional 40,000 metric tons of capacity.

Our days sales outstanding remained relatively unchanged at 21 from the fourth quarter. We were able to maintain a low days sales outstanding due to our policy to only accept new orders from customers once their previous orders have been paid in full.

Shareholders’ equity stood at $63.1 million, up from shareholders’ equity of $57.1 million as of December 31, 2006. We feel confidence that our strong balance sheet provides us with the flexibility to continue to invest and grow in our NPC business through a combination of existing cash resources, cash from operations and bank debt. We are currently negotiating to obtain a bank facility for our planned working capital needs as we expand our NPC customer base with a focus on high-quality customers across multiple industry sectors.

As for our outlook for the rest of 2007, we remain very confident there is sufficient demand to absorb our planned capacity for 2007. As mentioned, we are on track to bring on another 40,000 metric tons of NPC capacity, which is expected to start contributing to revenues by June 2007, and we have an additional 60,000 metric tons capacity that is also scheduled to come online by the end of the year 2007. Now I will turn the call back to Crocker Coulson, who will provide some final remarks before we open up the call for questions and answers.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

C. Coulson
Thanks a lot, Leslie. So as you can tell from our remarks, ShengdaTech’s business is currently firing on all cylinders, with the company positioned very well to build a dominant share in the dynamic and fast-growing market for NPCC.

Our expansion plan at our Xi’an facility is on track and generating strong advantages for us in terms of both product quality, consistency and versatility while providing us a very solid cost advantage that is contributing to improving margins and giving us the flexibility to consolidate market share. We’re also on track with our capacity expansion plans and the next phase is expected to begin contributing to revenues next quarter.

While we have a huge market opportunity here domestically in China, we’re also now beginning to penetrate adjacent Asian markets. Longer-term, we’re very excited about the progress we’re making in working with new customers to develop new applications for NPCC that can also benefit from the cost and performance that this advanced functional filler is already delivering in our existing markets.

During 2007, we plan to continue to invest in resources for our R&D projects and our sales organization, as we become a true market leader both domestically and eventually internationally. On that note, I’m also pleased to announce that our application to list our shares on the NASDAQ Stock Exchange has been approved as we have put into place all the resources, including an independent board and strengthened senior management team, to ensure our long-term success and build liquidity and value in our stock.

We’d like to close by thanking our shareholders for your support in the last several quarters and assure you that we’re committed to having an open dialogue with investors. ShengdaTech plans to meet with some of you on the upcoming Roth China Tour later this month, and we also plan to organize visits to meet in-person with U.S. investors during the month of June. We’re now going to open up the call to any questions you may have for Mr. Chen and Ms. Guo, and Mabel Zhang will be providing translation. Thanks a lot.

Coordinator	(Instructions given) Please stand by for your first question. Your first question is from the line of Dan Lee with Roth Capital Partners. You may proceed.

D. Lee	Yes, hello. Good quarter. Can you first go over the gross margins for the NPCC and the chemical business?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. Dan, so the answer from Ms. Guo, CFO of the company; the gross margin for NPCC was about 43% and gross margin for chemical products was about 25%. So on average, the gross margin was 31% of the first quarter 2007.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

D. Lee
Okay. Thank you. Now given that the Xi’an plant has been fully utilized at the beginning of the year, can you talk a little bit about the pent up demand from existing new customers? I mean are we going to see a quick ramp up in June when the plant comes online? I’m talking about the new 40,000 metric ton capacity coming online in June.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese)

M. Zhang	Okay. So the answer from Ms. Guo is the company’s expansion plan, based on the … shown the current market demand. So that’s her answer.

D. Lee	Okay.

C. Coulson	Mabel maybe can ask one more time how quickly they expect capacity to ramp up when they add that new 40,000 metric tons, how many months it will take, what the ramp up will look like.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. So Ms. Guo say based on the research of the current market demand, the management expects the new 40,000 metric ton facility, which will finish in June, will be able to reach its full capacity in November.

D. Lee	Okay.

C. Coulson
Dan, on the question of gross margin, I can expand just a little bit. We mentioned that we do have some very strong cost efficiencies at the new Xi’an facility. Those are primarily due to both a cost inefficiency of raw material. Our cost on the limestone is 14% lower, electricity is 7% lower and consumption of anthracite is 8% lower, soft coal is 45% lower.

So when you add those up, given that 80% of our total cost on NPCC is raw materials, that, as you can see, is translated into a strong margin advantage.

D. Lee
Okay. Now going forward, are we going to expect the gross margin for NPCC to stay relatively steady? Will the efficiency be offset somewhat by lowering of the prices where you maybe want to capture market share?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Zhang	That’s right. Ms. Guo says yes to both of your questions.

D. Lee	Okay. So there would be kind of a trade off.

C. Coulson	Just to make it clear, the price reductions in general are going to be very modest in nature. I think you can see we have a very strong cost advantage out of Xi’an.

D. Lee	Okay. Can we expect some slight improvement in the margins from NPCC products?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. So Ms. Guo’s answer is the improvement of the growth margin is based on the capacity expansion and the … price. So as you know, the company is planning on expanding its capacity later this year and also in Xi’an facility, the company does have some sort of advantage of the raw material price.

D. Lee
Okay. Great. Now regarding the operating expenses, it seems like the operating expenses have improved significantly sequentially to less than one million dollars. Now, are we going to a similar type of operating expenses for the next couple of quarters, or is that going to bounce back?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. The management believes the current operating expenses to retract … normal level of the business. However, the cut backs of 2007 is still under discussion of the audit committee of the company. So they do not have … expectation of this.

D. Lee	Okay. Great. Thank you very much. Great quarter.

M. Zhang	Thank you.

Coordinator	Your next question is from the line of Eric Hibben of Toll Cropping Securities. You may proceed.

E. Hibben
Hello. Congratulations on the great quarter. Thanks a lot. I have a few questions. I know you guys were talking about targeting polyethylene and new plastic businesses. I’ve read that NPCC can be a fortifying additive in milk and soy milk. Given the … market for milk in China that’s growing very quickly, is this a market that you guys are going to be targeting going forward?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Zhang	No. The company doesn’t have plans to enter this market at this time.

E. Hibben	Okay. Then I’m wondering also what the expected Cap ex on the two plants together will be in total and how much of that has already been spent.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	So as the company has already publicly released on their SEC filings for the 40,000 metric tons plant, the Cap ex is about $9.6 million and for the 60,000 metric tons plant is about $38.5 million.

E. Hibben	How much of the $9.6 or the $38.5 million has been spent already?

C. Coulson	Well, we said in the prepared remarks that we had Cap ex in Q1 of $4.3 million, which $3.5 of that was a deposit for new equipment for the 40,000 metric tons of capacity.

E. Hibben	Okay, and there hasn’t been before this quarter any other Cap ex on that plant?

C. Coulson	Let’s get the clarification. Mabel, let’s clarify if they had any other expenses in the prior quarter for this 40,000.

M. Zhang	Okay. (Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Okay. The Cap ex was mainly on the 40,000 metric tons plant.

E. Hibben	Okay, but like that $4.3 million is the entire Cap ex that’s been spent so far? There wasn’t anything in the fourth quarter of last year or anything like that?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	They’re saying the 40,000 metric tons plant is the main place for this Cap ex investment.

E. Hibben
Okay. I guess another question that would arise from that is, why is there such a big difference in the per-ton Cap ex of these two plants? I mean 40,000 is $9.6 and then 60,000 is $38.5. Where’s the big difference?

M. Zhang	Okay. (Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Zhang
Okay. So to answer your question, the 60,000 metric tons plant; actually, the company needs to build out the factory, the new facility and also needs to purchase and install the equipment. So that’s why it’s a little bit higher.

E. Hibben	Okay, and on the one that’s 40,000, they’re just putting in new equipment into an already existing factory?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Okay. Yes, that’s correct. The 40,000 metric tons plant already has a factory built up. The company only needs to install the equipment.

E. Hibben
Okay, and then my last question would be you said that you were approved for listing on NASDAQ. I was just wondering if you were given a time line on when that would start, and if you’ll put out a specific press release to that effect.

C. Coulson
So on a preliminary basis, we believe that the company will begin to trade on NASDAQ on May 21. We’re also planning on doing a market open ceremony. However, that’s not going to take place until early June and we’re still working with NASDAQ to secure a date there.

E. Hibben	Will you put out a press release specifically saying that you’ve been listed, because it wasn’t in the quarterly press release.

C. Coulson	We did put out, I believe-- Actually, I’ll double-check if it went out. If it hasn’t gone out already, there will be another press release today.

E. Hibben	Okay. Great. That’s it. Thanks.

Coordinator	(Instructions given.) Your next question is from the line of Michael Coleman of Sturnagy. You may proceed, sir.

M. Coleman	…Your NASDAQ listing.

C. Coulson	I’m sorry. Can you repeat the question? You got cut off.

M. Coleman	That’s okay. I said good morning and congratulations on your NASDAQ listing.

C. Coulson	Oh, thanks a lot. We really appreciate that. It’s been a lot of work.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Coleman
Yes, great. I wanted to go over just some quick clarification, Crocker, on the ASP on the NPCC. You said $460 on a metric ton and then $380. There’s a 17% value-added tax. So I just want to make sure I understand this. I can see from $460 down to $380 is about 17%, but $380 up to $460 is over 20%. So why isn’t the $380 more like $393 is the question. So $393 up to $460 would be 17%. Can you explain for me what the dynamic there is?

C. Coulson	Okay. Mabel, do you want to ask Ms. Guo about the calculation on the VAT price, net of VAT price? Is it exactly 17% because there is more like a 22%-23%?

M. Zhang	So just to clarify, the question was is about the Cap ex for the two plants?

C. Coulson	No, no. This is about the pricing per ton on NPCC with and without the value-added tax because the calculation is a little different.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. So to answer your question, the value-add tax is … to impose 17% of the tax. So for example, if the company’s NPCC product is priced at $450 per ton, then you can multiply $450 by 1.70% to get the final price. So that’s the….

C. Coulson
So to answer your question; maybe we can more detail offline. I think basically there was a little bit of rounding that the company used. To make it clear, there is a dispersion of pricing depending on the specific end-market and application. So there is some variance there. So this is kind of an averaging over the period.

I guess the takeaway, as we saw, very stable pricing in the first quarter on NPCC. But the company anticipates there may be some fairly modest price reductions in order to consolidate share in certain markets.

M. Coleman	Sure. Okay. What’s the assumed exchange rate that they used to calculate that?

C. Coulson	So Mabel, when we’re calculating the price of NPCC per ton, what exchange rate of dollars to R&B are we using?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Zhang	Okay. The company used average exchange rate of our quarter. So for the fourth quarter 2007, the company used a 7.6%.

M. Coleman	Okay. Thank you. One thing I did want to clarify; if you could ask Mr. Chen or Ms. Guo as to the amount of land in Xi’an in mu. How much land have they secured total in the mu measurement?

C. Coulson	Mabel, did you get that?

M. Coleman	Well, what I’m trying to do is I wanted to know what the mu measurement is and I will then convert it to acres.

M. Zhang	Okay. (Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Five hundred mu.

M. Coleman	Five hundred.

M. Zhang	(Translates into Chinese.)

M. Coleman	Okay. So that’s just over 80 acres. I’m using 0.1647 conversion.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

X. Chen	(Responding in Chinese.)

M. Coleman	Mabel?

M. Zhang	Yes.

M. Coleman	I’m going to ask another question. I’ll let that go.

M. Zhang	Okay.

M. Coleman
So you’ve talked a lot about new applications coming in the second half of 2007. I was wondering if you could just perhaps illustrate which application will dominate the new shipments in the second half of 2007. So you’ve talked about a lot of different applications, but could you just pick one application that you will do more of in terms of the overall new shipments in the second half of 2007?

M. Zhang	Okay. You mean both new and existing applications.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

M. Coleman
That is the new applications and you talked a lot about in the K and so forth about new shipments, new applications in the second half of 2007. Could you just illustrate one application that will dominate those new shipments in the second half of 2007?

M. Zhang	Okay.

M. Coleman	Thank you.

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Michael, so to answer your question; as you know, the company currently is dominant in the market of tire and PVC. So the company expects this trend to continue in the second half of 2007. However, the company plans to enhance its market share in the adhesives sector the second half of 2007.

M. Coleman
Okay. So I’m hearing adhesives is the mover in the second half of 2007 in terms of the new products. How would you characterize the adhesives gross margin relative to the overall average of the NPCC product?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

X. Chen	(Responding in Chinese.)

M. Zhang
Michael, so the gross margin of the adhesives products should be in line with average gross margin level of NPCC products. However, the company thinks what’s more important is the company can tap into the new segment, new market with this product.

M. Coleman	Okay. So the adhesives and sealants; I may be incorrect here, but I was under the impression that it actually had a better gross margin than perhaps PVC. Is that correct?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Okay. Michael, the company said they’re … released this.

M. Coleman	Okay. That’s it for now. I’ll see if there are other questions.

M. Zhang	Thank you, Michael.

C. Coulson	Thank you.

M. Coleman	Thank you.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

Coordinator	Your next question comes from the line of Boyd Thane, a private investor. You may proceed.

B. Thane
Hello. Good morning. Crocker, in your opening remarks, you mentioned that there was going to be a one-time impact coming up here in the second quarter because of the 15-day shut down in the factory that is manufacturing the core chemical product. Do you have some kind of estimate in terms of how that’s going to impact revenue?

C. Coulson
So Mabel, why don’t you translate that for Ms. Guo, but I’m assuming you can, more or less, take the revenue days from our chemical business in the first quarter and then subtract 15 days. But why don’t you translate that for Ms. Guo and see if she has a more detailed answer.

M. Zhang	(Translating question in Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Yes. I think you can take Crocker’s suggestion to do the calculation.

B. Thane	Okay, thanks. There is some seasonality though in the first quarter, is that correct, in terms of it being a lower revenue quarter for you?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang	Okay. As you know, the fourth quarter, we had Chinese New Year. So that was eight days fewer than the previous quarter.

B. Thane	There were eight days less in the first quarter than in the fourth quarter. If this was a planned shut down, why didn’t you try to time it more in the first quarter than in the second quarter?

M. Zhang	(Translating question in Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
Okay. So actually, the plan to shut down the … operation is based on the situation of company…. So the management believes in the second quarter, they don’t need to do this because the equipment operation now situation.

B. Thane	Okay.

CHINA AGRITECH
Moderator: Crocker Coulson
May 7, 2007/9:00 a.m. EDT

C. Coulson	So I guess the answer is the arrival of the new advanced equipment couldn’t be precisely timed with the Chinese New Year.

B. Thane	Okay, I see. So this was to outfit it with new equipment so that it can become more efficient going forward.

C. Coulson	Yes, and this is for the coal-based chemical part of the business, not the NPCC part.

B. Thane
So in the future, what should we expect in terms of-- Are we likely to see these kind of shut downs in the future from the various facilities that are being planned, or is this sort of truly a one-time thing?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
To answer the question, as you know, as the company’s equipment keeps operating in the full capacity, the company does need to stop sometime to install new equipment or to maintain its existing equipment. So such shut down action probably would take place once a year. It actually takes place every single month for a day or half a day. But the company ... the plan already is quoted such part of production capacity from the calculations.

So for example, the company allows like 30,000 metric tons production capacity. It’s only 300 production working days per year. So already … reduce to 65 days because of the shut downs.

B. Thane	I see. Okay. That’s very helpful. Thank you. I assume that means that the factories, when they’re not shut down, are running 24 hours a day and seven days a week?

M. Zhang	(Translating question into Chinese.)

A. Guo	(Responding in Chinese.)

M. Zhang
To answer your questions, it varies. It depends on the situation of the equipment running. So if it’s running above the-- For example, we’re running really intensely, then the company may take half a day per month. If it’s not, then maybe a day in two or three months. So it depends on the situation with the equipment.

B. Thane	Okay. Thank you very much.

M. Zhang	Sure.

Coordinator	There are no further questions at this time. If management has any final remarks?

C. Coulson
Yes. Well, we’d like to thank everybody for your participation in the call today. As you can tell, we’re very excited about the first quarter results. We also look forward to seeing some of you in person in June when management visit’s the U.S. If anybody would like to be included in those visits, feel free to give us a call and we’ll make sure that you are.

So that concludes our call for the first quarter and look forward to coming back to you later this summer and talking about our second quarter results. Thank you.

Coordinator	Thank you for your participation in today’s conference. This concludes the presentation. Have a great day.